Exhibit 99.4

INTERLINE BRANDS EMPLOYEE CALL SCRIPT

MICHAEL J. GREBE, INTERLINE BRANDS, INC. CHAIRMAN AND CEO

Thank you, operator and good morning everyone.  Thank you for joining me today.  I know everyone is very busy and I really appreciate the time you’ve taking out of your day, especially on such short notice.

I wanted to be the first person to speak with you as we begin what Ken and I believe is an exciting new chapter for our Company.

As you may have already seen in our press release and my email to you this morning, today we announced an agreement for Interline Brands, Inc. to be acquired by affiliates of Goldman Sachs Capital Partners LP — or GS Capital Partners — as well as P2 Capital Partners, LLC, for $1.1 billion, or $25.50 per share.  Additionally, certain members of management — including me — will reinvest a portion of their proceeds from the transaction back into the new company.

Goldman Sachs Capital Partners is one of the world’s leading private equity investors and the fund through which Goldman Sachs invests capital on behalf of its clients and itself in large, privately negotiated transactions.  P2 Capital Partners, a shareholder of Interline, a current shareholder of Interline, is a leading investment firm that applies a private equity approach to investing in the public market.

Moreover, Goldman Sachs Capital Partners and P2 Capital Partners have a proven track record of investment in the distribution sector and a high level of financial and operational expertise on a global basis.

I — along with the management team — and the Board of Directors — believe that this agreement will benefit our shareholders, our associates, and our customers.

Importantly, Goldman Sachs Capital Partners and P2 Capital Partners share our vision of the Company’s growth and operational potential, and the actions needed to realize them.

As a result of your hard work, we have built a lot of momentum in 2011 and a lot of momentum throughout the beginning of this year.  We continue to be very optimistic about the prospects of our Company and our current business plan.  We have a terrific company with strong financial results, a great team, market-leading brands, and a world-class distribution network.  We plan to continue to execute on our strategy.  This agreement represents an exciting opportunity with new partners, while allowing us to remain laser-focused on our goals and capabilities.

In addition, as a private company we will have greater freedom to focus on longer-term investments and opportunities, while providing associates with rewarding careers, excellent benefits and challenging roles.

While we are confident we can be successful as a public company, there are certain benefits of being private:

1.               We can focus on our core business — what we do best — without certain short-term public company pressures;

2.               We avoid some of the external pressures and distractions created during periods of market volatility; and

3.               We can reduce certain external costs associated with being a public company.

(PAUSE)

Now, I know you’re all wondering what this means for you and what happens next, so let me try to address both of those areas.

First, let me emphasize that the signing of the Agreement — which is all that has happened so far — is just the first step in a very lengthy process.  There also are various conditions that have to be satisfied before the deal closes.  So nothing is going to happen overnight.

For all practical purposes, it is business as usual. Your daily responsibilities remain the same.

The most important thing you can do right now is continue performing your roles at the highest level and delivering outstanding value and satisfaction to our customers.

As I’ve said before, our great teammates are the Company’s most important assets, and we need you to maintain through this transition period the momentum and success that we’ve built throughout 2011 and now.

Also, as many of you know, we have been successful as both a public and a private company at different times in our history. This is another chapter that may make us a private company again, which is a state in which we are very comfortable operating our business.

(PAUSE)

So, where do we go from here?

First, I want you to know that our Board of Directors has unanimously approved this agreement.  We now enter what is known as a “go-shop”

period in which the Board of Directors will solicit alternative proposals over the next 30 days.  In other words, they will take this time to confirm that this is the best deal available for Interline’s stakeholders.

If no superior offers are received during the go-shop period, the transaction will then be subject to a shareholder vote.  If the majority of shareholders vote in favor of the transaction, and customary closing conditions are met, the deal could close as early as the end of the third quarter. So, we still have a long way to go.

So let me turn then to some key communications points, and I know there is a lot of key leaders in the Company on this first call.

Because we will enter this go-shop period, I unfortunately need to emphasize that we are somewhat constrained in what we can say.  However, we remain committed to ongoing, transparent dialogue with all of you, and we will provide the best possible updates that we can, as soon as we can.

By the same token, we want to equip you — as best we can - to be able to effectively handle inquiries today.  We fully recognize that due to time and confidentiality constraints, we will not be able to answer all questions perfectly and immediately.  But as with any announcement, we still want to ensure that we, as a company, are speaking with one consistent voice.

So included with my email to you this morning were some frequently asked questions and answers.  We have tried as best we can to anticipate most key questions.  But if you or your teammates have additional questions, I want to encourage you all to reach out to your direct supervisors and leaders.  They may not have all the answers right away, but we will get back to you as soon as possible.

However, it is also likely that we may be asked questions for which we simply will not have the immediate answer.  I know that can be uncomfortable.  In these instances, let’s all avoid the temptation to speculate or create answers.  As I said before, overall, very little should change for any of our employees and we are still in the beginning stages of this process.

We have also established an employee email hotline at employee.communications@interlinebrands.com.  Let me repeat that email address, it is (PAUSE) employee.communications@interlinebrands.com.  You can also direct questions there and they will be answered as soon as possible.

As a final reminder, if you receive any inquiries from external parties such as investors or the media, local television stations, radio stations and so forth, please do not address their questions.  During a period like this, the Company needs to speak with one voice.  Instead, please forward them to Lev Cela at lev.cela@interlinebrands.com.  Let me repeat that one as well — lev.cela@interlinebrands.com.

So to close up, as I said before, I strongly believe this partnership with Goldman Sachs Capital Partners and P2 Capital Partners represents an exciting new chapter for our Company, and we will keep you updated as we move forward throughout the process.

Thank you for your continued dedication, hard work and support.  Have a great day, and I look forward to a very bright future for Interline Brands.

Felicia, you can now end the call.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Isabelle Holding Company Inc. (“Parent”), Isabelle Acquisition Sub Inc. (“Merger Sub”) and Interline Brands, Inc. (the “Company”), future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s shareholders to approve the transaction.  Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, the Company plans to file with the SEC a Proxy Statement.  Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters.  The final Proxy Statement will be mailed to shareholders of the Company.  Investors and security holders of the Company will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard,, Jacksonville, FL 32207 or at the Company’s Investor Relations page on its corporate website at http://ir.Interline.com.

PARTICIPANTS IN SOLICITATION

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction.  Information regarding the Company’s participants is available in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 and the Company’s proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Shareholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.